UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

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DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Name of registrant in its charter)

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Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Certifying Accountant

On April 13, 2011, the Audit Committee of the Board of Directors of Diversified Restaurant Holdings, Inc. (the “Company”) retained BDO USA, LLP, Certified Public Accountants (“BDO”) as its independent registered public accountant.  Also as of April 13, 2011, the Company’s Audit Committee dismissed Silberstein Ungar, PLLC, Certified Public Accountants (“SU”) as its independent registered public accountant.

The reports of SU on the Company’s consolidated financial statements for the years ended December 26, 2010 and December 27, 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 26, 2010, and December 27, 2009, and the subsequent interim period preceding the dismissal of SU, there were no disagreements with SU on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to SU’s satisfaction, would have caused it to make reference to the subject matter of any disagreement in connection with its reports.

The Company provided SU with a copy of the foregoing disclosures and requested that SU furnish the Company with a letter addressed to the Securities and Exchange Commission noting its agreement with the statements provided above. Attached as Exhibit 16.1 is a copy of such letter.

For the years ended December 26, 2010 and December 27, 2009, and the subsequent interim period between December 27, 2010 and April 13, 2011, the date BDO was retained, neither the Company nor anyone acting on the Company’s behalf consulted BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this Report:
Exhibit 16.1	Letter of concurrence from Silberstein Ungar, PLLC regarding change in Certifying Accountant

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: April 15, 2011	By:	/s/ David G. Burke
		Name:	David G. Burke
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)